UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007 (May 1, 2007)
BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2007, Boston Life Sciences, Inc., a Delaware corporation (the “Company”) amended the Convertible Promissory Note Purchase Agreement (the “Original Agreement”), dated March 22, 2007, among Robert L. Gipson, Thomas Gipson and Arthur Koenig (each a “Purchaser”) (the “Amended Agreement”).
     The Amended Agreement (i) eliminated the requirement for the Purchasers to make further advances under the Original Agreement and (ii) added Highbridge International, LLC (“Highbridge”) as a Purchaser. Pursuant to the Amended Agreement, the Company issued a convertible promissory note to Highbridge in the aggregate principal amount of $6,000,000. In addition, the Company may not effect any conversion of Highbridge’s convertible promissory note if after giving effect to such conversion Highbridge would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon any such conversion.
     All other terms of the Amended Agreement remained unchanged.
     The foregoing description of the Amended Agreement is qualified in its entirety by the full text of the Amended Agreement, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Amended and Restated Convertible Promissory Note Purchase Agreement, by and among the Company and the purchasers listed therein, dated April 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.
Date: May 3, 2007	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amended and Restated Convertible Promissory Note Purchase Agreement, by and among the Company and the purchasers listed therein, dated May 1, 2007.